                                                               EXHIBIT (d)(1)(c)

      AMENDMENT NO. 3 DATED NOVEMBER 1, 2004 TO THE MLIG VARIABLE INSURANCE TRUST MANAGEMENT AGREEMENT DATED JUNE 5, 2002, BETWEEN MLIG VARIABLE
             INSURANCE TRUST AND ROSZEL ADVISORS, LLC ("AGREEMENT")

                                   APPENDIX A

                          MLIG VARIABLE INSURANCE TRUST

This Amendment relates to the Portfolio of the Trust set forth below. The Agreement is unchanged with respect to the other Portfolios of the Trust:

Name of Portfolio                                           Management Fee Rate
-----------------                                           -------------------

Roszel/William Blair International Portfolio                0.85%
(formerly Roszel/Credit Suisse International Portfolio)



                                        MLIG VARIABLE INSURANCE TRUST


                                        By: /s/ Michael P. Cogswell
                                            -----------------------
                                        Name:   Michael P. Cogswell
                                        Title:  President and Trustee



ATTEST:

---------------



                                        ROSZEL ADVISORS, INC.


                                        By: /s/ John Manetta
                                            ----------------
                                        Name:   John Manetta
                                        Title:  President



ATTEST:

---------------